Exhibit 99.1

New York Supreme Court Rules in Favor of Gyrodyne in Article 78 Proceeding

ST. JAMES, N.Y., October 16, 2024 (GLOBE NEWSWIRE) -- Gyrodyne, LLC (NASDAQ: GYRO) (“Gyrodyne”) today announced that the Supreme Court of the State of New York issued a decisive ruling in favor of Gyrodyne, dismissing a petition brought by the St. James - Head of the Harbor Neighborhood Preservation Coalition, Inc. and several individuals seeking a judgment to vacate the Town of Smithtown Planning Board’s approval of Gyrodyne’s eight-lot subdivision of its Flowerfield property.

On October 11, 2024, after an exhaustive review of the entire administrative record, Justice Maureen T. Liccione denied the Petition as to all remaining petitioners and dismissed the Article 78 Proceeding because the petition was defective and unsupported by the administrative record and “the record demonstrates that the Planning Board took the requisite ‘hard look’ and mitigated the potential adverse environmental impacts of subdivision approval to the maximum extent practicable.”

Gyrodyne is continuing to take all actions necessary to secure final approval of an eight-lot subdivision of Flowerfield and is now in the process of conducting a national marketing effort through its broker JLL Capital Markets, led by Suburban Tristate Leader Jose Cruz, as well as Vice Chairman and broker lead of Long Island David Leviton and Director Ryan Robertson, to sell its properties with all approved entitlements with the goal of generating maximum net asset value for Gyrodyne’s shareholders. “The outcome of the Article 78 Proceeding provides enhanced clarity on the potential future uses of the property for any prospective buyers” said Cruz. “We believe that the approval of this subdivision addresses any concerns associated with development of the property and has a positive effect on our marketing efforts.”

Gary Fitlin, Chief Executive Officer of Gyrodyne, stated: “We are extremely pleased with the Court's decisive ruling, which upholds the integrity of our subdivision approval process. This decision represents a major milestone for Gyrodyne and reaffirms our commitment to responsible development. We remain focused on securing the final approvals necessary to unlock the full potential of the Flowerfield property and ensuring the best possible outcome for our shareholders.”

About Gyrodyne

Gyrodyne, LLC (the “Company”) owns and manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties in the New York metropolitan area. The Company owns a 63-acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property, and a medical office park in Cortlandt Manor, New York, both of which are the subject of plans to seek value-enhancing entitlements. The Company's common shares are traded on the NASDAQ Capital Market under the symbol GYRO. Additional information about the Company may be found on its web site at www.gyrodyne.com.

Cautionary Statement Regarding Forward-Looking Statements

The statements made in this press release and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, remaining risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts from a position of strength, the continuing effects of the COVID-19 pandemic, the ongoing risk of inflation, elevated interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company's SEC reports. These and other matters the Company discusses in this press release may cause actual results to differ from those the Company describes.